Florida Progress Corporation
Investor News
Analyst Contacts:
Greg Beuris (813) 866-4442
Lauran Willoughby (813) 866-4837
[LOGO OMITTED]


Hot weather boosts Florida Progress' second-quarter earnings

St. Petersburg, Florida, July 16, 1998 - Florida Progress Corporation
(NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported second-quarter 1998 earnings of $77.8 million, or $.80 per share, compared with 1997 second-quarter earnings from recurring operations (excluding one-time nuclear outage costs) of $61.6 million, or $.64 per share. The 26-percent increase in earnings, was due primarily to hotter than normal weather experienced during the second quarter of 1998 as compared to the same period in the prior year.

Second-quarter earnings for 1997, including extended outage costs of $55.3 million, or $.57 per share, associated with Florida Power Corporation's Crystal
River Nuclear Plant, were $6.3 million, or $.07 per share. (See "1997
Restatement" below.)

                           FLORIDA POWER CORPORATION

Florida Power, the largest subsidiary of Florida Progress, earned $67.7 million, or $.70 per share, on revenues of $663.8 million for the second quarter of 1998, compared with second-quarter 1997 earnings from recurring operations of $56.2 million, or $.58 per share, on revenues of $597.2 million. Including the impact of the restated extended nuclear outage costs, Florida Power's 1997 second-quarter earnings were $.9 million, or $.01 per share.

System requirements for Florida Power were up 16.5 percent during the second quarter of 1998 compared with the same period last year. The higher demand for electricity was experienced throughout the quarter but was particularly high during the month of June, in which new temperature records were set throughout
Florida Power's service territory and the state.

Florida Power's retail kilowatt-hour sales for the second quarter of 1998 increased over 13 percent compared with the second quarter of 1997. In addition to higher customer usage due to the warmer weather, strong retail customer growth also contributed to the increase in retail kilowatt-hour sales.
Residential customer growth was 1.8 percent, or approximately 20,000 new customers, since the second quarter of 1997.

Wholesale kilowatt-hour sales increased nearly 125 percent during the second quarter of 1998 compared with 1997. Unlike 1997, Florida Power's 860-megawatt nuclear power plant has been in service throughout most of 1998. As a result, Florida Power was able to sell, at certain times during the quarter, available generating capacity in the short-term wholesale energy market, after meeting the energy needs of its customers.

                                   -- more --
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Page 2
Florida Progress Corporation
Investor News - 2nd quarter earnings

The impact on earnings of these short-term bulk energy sales is minimal as the sales are considered a "pass-through" item and are included as a component of the utility's fuel adjustment clause.

Florida Power accelerated the amortization of regulatory assets in the amount of $14 million in the second quarter of 1998. Approximately half of the accelerated write-off was related to termination costs associated with the Tiger Bay purchased power contracts. The remainder was attributable to deferred carrying charges on plant assets which had previously been placed in extended cold shutdowns.

Operating and maintenance expenses for the quarter increased $5.5 million when compared with the second quarter of 1997. The increase was due primarily to an unplanned 32-day outage of a coal-fired, base load plant, as well as higher planned operating costs associated with the new Tiger Bay cogeneration facility that was purchased in July 1997.

Excluding the accelerated amortization of the regulatory assets as described above, the increase in depreciation and amortization expense was due to a higher overall plant balance, primarily resulting from the addition of the Tiger Bay facility.

Interest expense was $9 million higher during the quarter compared with the same period last year. Most of the increase was attributable to higher debt balances during 1998 that resulted largely from the issuance of $450 million of medium-term notes in July 1997 for the buy-out of the Tiger Bay purchase power contracts and the purchase of the related facility.

                           ELECTRIC FUELS CORPORATION

Electric Fuels earned $10.6 million or $.11 per share, during the second quarter, compared with $9.2 million or $.10 per share, in 1997. The 15-percent increase in earnings came from improved results from its Rail Services and Energy and Related Services business units.

Improved second-quarter results for the Rail Services group stemmed from continued strong sales of trackworks and railcar parts and services. Also contributing to the $1.1 million increase in earnings for the group were higher volumes and operating margins resulting from acquisitions completed in both 1997 and 1998.

Earnings for Electric Fuels' Energy and Related Services group were up $.7 million in the second quarter. The improvement in earnings was due primarily to increased deliveries by its offshore barge transportation division and lower operating costs. The increased offshore barge deliveries resulted largely from higher volumes of coal transported to Florida Power's Crystal River Energy
Complex.

The Inland Marine group experienced slightly lower earnings for the quarter when compared to 1997. Earnings from this group were down $.4 million due primarily to weak export market conditions that have lowered freight rates in 1998 when compared with 1997.


                                   -- more --

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Page 3
Florida Progress Corporation
Investor News - 2nd quarter earnings

                              CORPORATE AND OTHER

The loss of $.01 per share in the second quarter for corporate and other expenses represents a $.03 per share improvement when compared with 1997. The improvement is due primarily to a one-time gain realized from the buy-out of a purchase power contract associated with a cogeneration facility in which a Florida Progress subsidiary is a minority partner.

                                1997 RESTATEMENT

In June 1998, Florida Power amended its second and third quarter 1997 Form 10-Qs and 1997 Form 10-K in order to comply with the view of the Securities and Exchange Commission (SEC) that Florida Power should have recognized extended nuclear outage costs as they were incurred during 1997.

In the second quarter of 1997, Florida Power recognized nuclear outage costs incurred during the quarter and recorded an accrual for the nuclear outage costs it expected to incur for the remaining six months of 1997. The accrual was based on commitments and obligations associated with outage-related work planned for the remainder of the year.

The financial results for the second, third and fourth quarters of 1997 were restated to reflect the recognition of nuclear outage costs as they were incurred. The change affected the financial results for the interim reporting periods but did not have any impact on the results of the fiscal year ended
1997. (See page 9 for restated quarterly earnings.)

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.1 billion. Its principal subsidiary is Florida Power, the state's second largest electric utility serving about 1.3 million customers.
Diversified operations include coal mining, marine operations and rail services.

                                      ###

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                          FLORIDA PROGRESS CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME                    Page 4

(UNAUDITED)                                                        (In millions, except per share amounts)

                                                        Three Months Ended    Six Months Ended     Twelve Months Ended
                                                             June 30              June 30               June 30
                                                        -------------------  -------------------   -------------------
                                                          1998      1997       1998      1997        1998      1997
                                                        --------- ---------  --------- ---------   --------- ---------
REVENUES:
   Electric utility                                        $ 663.8   $ 597.2  $ 1,229.0  $1,151.0    $2,526.4  $2,408.6
   Diversified                                               239.3     200.1      461.6     393.8       935.0     790.1
----------------------------------------------------------------------------------------------------------------------
                                                             903.1     797.3    1,690.6   1,544.8     3,461.4   3,198.7
----------------------------------------------------------------------------------------------------------------------
EXPENSES:
   Electric utility:
     Fuel                                                    135.9     118.8      245.1     213.7       489.5     447.8
     Purchased power                                         110.8     116.8      209.8     244.0       456.4     515.0
     Energy conservation cost                                 19.0      16.6       35.6      27.6        75.0      53.4
     Operations and maintenance                              116.2     110.7      218.6     213.1       427.8     428.3
     Extended nuclear outage-O&M and replacement power costs   -        89.9        5.1      97.8        80.6      97.8
     Depreciation and amortization                            90.4      74.2      171.4     148.5       348.8     305.9
     Taxes other than income taxes                            51.4      48.6      100.9      96.7       197.8     187.9
----------------------------------------------------------------------------------------------------------------------
                                                             523.7     575.6      986.5   1,041.4     2,075.9   2,036.1
----------------------------------------------------------------------------------------------------------------------
   Diversified:
     Cost of sales                                           192.8     169.1      386.6     340.9       799.6     674.4
     Provision for loss on coal properties                     -         -          -         -           -        40.9
     Loss related to life insurance subsidiary                 -         -          -         -          97.6       -
     Other                                                    19.0      14.8       31.8      29.7        62.8      64.3
----------------------------------------------------------------------------------------------------------------------
                                                             211.8     183.9      418.4     370.6       960.0     779.6
------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                       167.6      37.8      285.7     132.8       425.5     383.0
------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
   Interest expense                                           47.7      35.8       95.0      70.1       183.6     137.2
   Allowance for funds used during construction               (4.1)     (2.3)      (8.0)     (4.4)      (13.3)     (8.3)
   Preferred dividend requirements of Florida Power             .4        .4         .8        .8         1.5       2.2
   (Gain) on sale of business                                  -         -          -         -           -       (44.2)
   Other expense (income)                                       .6       (.7)        .1       (.3)        1.8        .1
------------------------------------------------------------------------------------------------------------------------
                                                              44.6      33.2       87.9      66.2       173.6      87.0
------------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                       123.0       4.6      197.8      66.6       251.9     296.0
   Income taxes                                               45.2      (1.7)      69.5      18.3       117.6     103.9
------------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                             77.8       6.3      128.3      48.3       134.3     192.1
DISCONTINUED OPERATIONS, NET OF INCOME TAXES                      -          -      -         -           -        (1.3)
------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                   $77.8     $ 6.3    $ 128.3    $ 48.3      $134.3   $ 190.8
------------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING                                          97.0      97.1       97.1      97.0        97.1      97.0
------------------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   CONTINUING OPERATIONS                                       $.80      $.07      $1.32      $.50       $1.39     $1.98
   DISCONTINUED OPERATIONS                                     -         -          -         -           -         (.01)
-------------------------------------------------------------------------------------------------------------------------
                                                               $.80      $.07      $1.32      $.50       $1.39     $1.97
-------------------------------------------------------------------------------------------------------------------------

Regarding these financial statements:

In June 1998, Florida Power restated
its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on the results for the fiscal year ended 1997. Effective
December 31, 1997, the Company deconsolidated the accounts of Mid-Continent Life
Insurance Company and established a provision for loss for the full amount of its investment. The deconsolidation has not been reflected in the consolidated financial statements of prior periods. Financial results for the twelve months ended 1997 reflects the recapitalization of the spin-off company, Echelon
International, and its associated treatment as discontinued operations. These are interim statements. Reference should be made to Florida Progress
Corporation's1997 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.
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                                      FLORIDA PROGRESS CORPORATION
                                      CONSOLIDATED BALANCE SHEETS                                                      Page 5

(UNAUDITED)                                                                                 (In millions)
                                                                                               June 30
                                                                                   --------------------------------
ASSETS                                                                                1998                1997
                                                                                   ------------       -------------
PROPERTY, PLANT AND EQUIPMENT:
   Electric utility plant in service and held for future use                       $     6,210.6      $      5,994.8
   Less - Accumulated depreciation                                                       2,621.2             2,440.2
             Accumulated decommissioning for nuclear plant                                 238.4               207.1
             Accumulated dismantlement for fossil plants                                   129.5               127.9
 -------------------------------------------------------------------------------------------------------------------
                                                                                         3,221.5             3,219.6
   Construction work in progress                                                           345.8               240.6
   Nuclear fuel, net of amortization of $365.6  in 1998 and $356.7 in 1997                  57.5                63.7
 -------------------------------------------------------------------------------------------------------------------
      Net electric utility plant                                                         3,624.8             3,523.9
   Other property, net of depreciation of $225.7  in 1998 and $186.7 in 1997               533.2               332.5
 -------------------------------------------------------------------------------------------------------------------
                                                                                         4,158.0             3,856.4
 -------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
   Cash and equivalents                                                                      9.7                19.1
   Accounts receivable, net                                                                425.5               326.7
   Inventories, primarily at average cost:
      Fuel                                                                                  78.9                87.1
      Utility materials and supplies                                                        92.6                95.0
      Diversified materials                                                                129.5               138.1
   Underrecovery of fuel cost                                                               39.6                59.0
   Deferred income taxes                                                                    40.8                60.8
   Other                                                                                    47.9                18.0
 -------------------------------------------------------------------------------------------------------------------
                                                                                           864.5               803.8
 -------------------------------------------------------------------------------------------------------------------

OTHER ASSETS:
   Investments:
      Loans receivable, net                                                                 31.0                35.0
      Marketable securities                                                                   -                238.6
      Nuclear plant decommissioning fund                                                   295.9               232.5
      Joint ventures and partnerships                                                       56.2                53.2
   Deferred insurance policy acquisition costs                                                -                123.9
   Deferred purchased power contract termination costs                                     336.7                 -
   Other                                                                                   338.6               185.7
 -------------------------------------------------------------------------------------------------------------------
                                                                                         1,058.4               868.9
 -------------------------------------------------------------------------------------------------------------------
                                                                                   $     6,080.9       $     5,529.1
 -------------------------------------------------------------------------------------------------------------------
CAPITAL AND LIABILITIES
CAPITAL:
   Common stock equity                                                             $     1,799.8       $     1,870.7
   Cumulative preferred stock of Florida Power                                              33.5                33.5
   Long-term debt                                                                        2,372.1             1,826.5
 -------------------------------------------------------------------------------------------------------------------
                                                                                         4,205.4             3,730.7
 -------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                                                        254.6               216.1
   Customers' deposits                                                                     100.4                95.1
   Income taxes payable                                                                     63.4                10.5
   Accrued other taxes                                                                      55.3                51.6
   Accrued interest                                                                         60.4                37.2
   Other                                                                                    59.2                68.8
 -------------------------------------------------------------------------------------------------------------------
                                                                                           593.3               479.3
   Notes payable                                                                           330.4                94.2
   Current portion of long-term debt                                                        56.3                25.0
 -------------------------------------------------------------------------------------------------------------------
                                                                                           980.0               598.5
 -------------------------------------------------------------------------------------------------------------------
DEFERRED CREDITS AND OTHER LIABILITIES:
   Deferred income taxes                                                                   489.4               490.6
   Unamortized investment tax credits                                                       81.7                89.5
   Insurance policy benefit reserves                                                          -                356.1
   Other postretirement benefit costs                                                      111.7               103.9
   Other                                                                                   212.7               159.8
 -------------------------------------------------------------------------------------------------------------------
                                                                                           895.5             1,199.9
 -------------------------------------------------------------------------------------------------------------------
                                                                                   $     6,080.9       $     5,529.1
 -------------------------------------------------------------------------------------------------------------------
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                                         FLORIDA PROGRESS CORPORATION
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS                                      Page 6

(UNAUDITED)                                                                    (In millions)

                                                         Three Months Ended     Six Months Ended      Twelve Months Ended
                                                              June 30                June 30                June 30
                                                        ---------------------  --------------------   --------------------
                                                          1998       1997        1998       1997        1998       1997
                                                        ---------- ----------  ---------- ---------   ---------  ---------
OPERATING ACTIVITIES:
   Income from continuing operations                        $  77.8      $ 6.3   $   128.3   $  48.3    $  134.3   $  192.1
   Adjustments for noncash items:
     Depreciation and amortization                            108.0       83.1       208.9     166.3       406.8      345.4
     Extended nuclear outage - replacement power costs            -       70.2           -      70.2         3.1       70.2
     Provision for loss on investment in life insurance
          subsidiary                                              -          -           -          -       86.9          -
     Gain on sale of business                                     -          -           -          -          -      (44.2)
     Provision for loss on coal properties                        -          -           -          -          -       40.9
     Deferred income taxes and investment tax
      credits, net                                            (19.8)      (8.6)      (27.1)    (20.9)      (36.9)     (51.2)
     Increase in accrued other postretirement benefit costs     2.7        1.9         4.3       3.9         9.0       16.0
     Net change in deferred insurance policy acquisition costs    -        (.9)          -      (3.0)        1.3       (8.9)
     Net change in insurance policy benefit reserves              -       14.8           -      30.8        21.9       60.4
   Changes in working capital, net of effects from acquisition or sale of businesses:
        Accounts receivable                                   (38.1)     (43.9)      (27.9)    (59.4)      (76.8)     (32.5)
        Inventories                                            14.9       (5.0)       18.0     (30.0)       50.2       (9.4)
        Underrecovery of fuel cost                             (1.8)     (23.6)      (10.1)    (46.6)        3.4      (71.6)
        Accounts payable                                       17.8       25.8       (15.2)     21.8        21.3       22.0
        Income taxes payable                                   50.7      (26.3)       80.6     (16.9)       52.4      (14.8)
        Accrued other taxes                                    22.5       19.2        43.0      38.2         2.8       (2.3)
        Other                                                  (2.6)     (10.9)      (14.4)    (13.1)        (.1)     (14.3)
     Other operating activities                                (1.6)       4.1        (4.3)      5.8       (48.3)     (36.6)
----------------------------------------------------------------------------------------------------------------------------
        Cash provided by continuing operations                230.5      106.2       384.1     195.4       631.3      461.2
----------------------------------------------------------------------------------------------------------------------------
        Cash provided by discontinued operations                  -          -           -          -          -        8.7
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                              230.5      106.2       384.1     195.4       631.3      469.9
----------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
   Property additions (including allowance for
     borrowed funds used during construction)                (114.1)     (93.7)     (217.1)   (188.5)     (542.2)    (317.1)
   Sales (purchases) of loans and securities, net                .6       16.3        (7.1)     11.8       (29.9)     (44.4)
   Proceeds from sales of properties and businesses             4.6        2.0         6.7       4.2        26.8       59.2
   Acquisition of businesses                                  (95.2)     (14.3)     (104.3)    (14.3)     (122.7)     (64.9)
   Acquisition of cogeneration facility and payment of
     contract termination costs                                   -          -           -          -     (445.0)         -
   Investments in joint ventures and partnerships, net         (1.5)      (3.3)       (2.0)    (12.6)      (19.9)     (20.8)
   Investing activities of discontinued operations                -          -           -          -          -       44.5
   Other investing activities                                 (77.3)      (4.8)      (82.5)     (9.7)      (95.0)     (19.3)
----------------------------------------------------------------------------------------------------------------------------
                                                             (282.9)     (97.8)     (406.3)   (209.1)   (1,227.9)    (362.8)
----------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
   Issuance of long-term debt                                  45.0          -       189.1          -      671.9      178.0
   Repayment of long-term debt                                  (.7)       (.7)     (170.1)    (22.2)     (182.8)    (210.5)
   Increase(decrease) in commercial paper with
     long-term support                                            -        7.1           -      61.7        68.9        (.3)
   Redemption of preferred stock                                  -          -           -          -          -      (25.5)
   Equity contributions to discontinued operations                -          -           -          -          -      (23.7)
   Dividends paid on common stock                             (52.0)     (50.9)     (103.9)   (101.9)     (205.8)    (201.7)
   Increase in short-term debt                                 62.9       38.3       115.6      90.1       236.3       94.2
   Financing activities of discontinued operations                -          -           -          -          -       95.4
   Other financing activities                                  (1.3)        .4        (1.9)      (.1)       (1.3)      (2.7)
----------------------------------------------------------------------------------------------------------------------------
                                                               53.9       (5.8)       28.8      27.6       587.2      (96.8)
----------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                 1.5        2.6         6.6      13.9        (9.4)      10.3
   Beginning cash and equivalents                               8.2       16.5         3.1       5.2        19.1        8.8
----------------------------------------------------------------------------------------------------------------------------
ENDING CASH AND EQUIVALENTS                                    $9.7      $19.1        $9.7     $19.1        $9.7      $19.1
----------------------------------------------------------------------------------------------------------------------------
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                          Florida Progress Corporation
                Selected Financial Information (Unaudited)              Page 7

                                     Three Months Ended    Percent       Six Months Ended  Percent    Twelve Months Ended Percent
                                            June 30        Positive          June 30       Positive       June 30         Positive
                                        1998       1997    (Negative)     1998   1997      (Negative)  1998   1997       (Negative)
                                     ---------- ---------- ----------  --------- ---------  --------- ------ ------      ----------
Earnings (Loss) Per Share:
 Florida Power Corporation               $.70       $.58      20.7       $1.17      $1.06      10.4       $2.60     $2.46     5.7
                                     ---------- ----------            ---------- ----------            ---------- ---------
 Electric Fuels Corporation               .11        .10      10.0         .19        .13      46.2         .40       .27    48.1
 Corporate and other                     (.01)      (.04)     75.0        (.04)      (.07)     42.9        (.17)     (.11)  (54.5)
                                     ---------- ----------            ---------- ----------            --------------------
  Diversified Continuing before non-
     recurring                            .10        .06      66.7         .15        .06     150.0         .23       .16    43.8
                                     ---------- ----------            ---------- ----------            --------------------
 Continuing Ops before non-recurring      .80        .64      25.0        1.32       1.12      17.9        2.83      2.62     8.0

 Impact of nuclear outage                 -         (.57)      -          -          (.62)      -          (.48)     (.62)   22.6
 Provision for loss on coal properties    -          -          -          -          -          -          -        (.26)    -
 Gain on sale of business                 -          -          -          -          -          -          -         .24    -
 Loss related to life insurance sub-
     sidiary                              -          -          -          -          -          -          (.96)     -       -
                                    ---------- ----------            ---------- ----------            -------------------
 Total Continuing Operations               .80        .07   1,042.9        1.32        .50     164.0        1.39      1.98  (29.8)
 Discontinued Operations                  -          -          -          -                     -          -         (.01)   -
                                    ========== ==========            ========== ==========            ====================
                                          $.80       $.07   1,042.9       $1.32       $.50     164.0       $1.39     $1.97  (29.4)
                                    ========== ==========            ========== ==========            ====================

 Avg. shares outstanding (millions)      97.0       97.1        (.1)      97.1       97.0         .1       97.1      97.0      .1

 Dividends per share                      $.535      $.525      1.9       $1.07      $1.05       1.9       $2.12     $2.08    1.9

 Book value per share:
  Florida Power Corporation                                                                               $18.37    $18.25     .7
  Consolidated                                                                                            $18.55    $19.27   (3.7)

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
                                                                                         June 30               June 30
                                              June 30                                         1998                   1997
                                          1998       1997                                 Amount    Percent     Amount     Percent
                                        ---------- ----------                          -------------------------------------------
 Equity investments (percent):                               Capitalization(in millions):
  Florida Power Corporation                 89         87       Common stock              $1,799.8      39.2    $1,870.7       48.6
  Electric Fuels Corporation                11          9       Preferred stock               33.5        .7        33.5         .9
  Mid-Continent Life Insurance Co.           -          4       Long-term debt             2,372.1      51.7     1,826.5       47.4
                                     ---------- ----------
    Total                                  100        100       Short-term debt              386.7       8.4       119.2        3.1
                                     ---------- ----------
                                                                                        -------------------------------------------
                                                                 Total                    $4,592.1     100.0    $3,849.9      100.0
                                                                                        -------------------------------------------
  Note:In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the dfinancialeresultstforsthe interim reporting periods but did not have any affect on results for the fiscal year ended 1997. Financial results for the twelve months ended 1997 reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.


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

                                                          Florida Power Corporation
                                                    Selected Statistical Data (Unaudited)                             Page 8
                                                    (In millions, except billing degree days)

                               Three Months Ended                 Six Months Ended                  Twelve Months Ended
                                     June 30         Percent           June 30          Percent          June 30             Percent
                                1998      1997       Change       1998        1997      Change      1998        1997         Change
                               --------- --------- -----------   ---------   --------- --------- ----------  ---------    ----------
Revenues:
  Residential                  $335.5      $306.3        9.5       $644.2      $597.0      7.9       $1,362.5    $1,289.0       5.7
  Commercial                    153.7       145.4        5.7        277.4       269.6      2.9          576.2       560.1       2.9
  Industrial                     55.2        55.1         .2        103.0       107.0     (3.7)         203.9       214.1      (4.8)
  Other retail sales             35.0        34.1        2.6         65.0        63.9      1.7          134.5       132.0       1.9
                               -------    --------               --------     --------                --------    --------
                                579.4       540.9        7.1      1,089.6     1,037.5      5.0        2,277.1     2,195.2       3.7
  Sales for resale               43.8        20.3      115.8         80.7        57.4     40.6          174.0       137.2      26.8
                               -------    --------               --------     --------                --------    --------
                                623.2       561.2       11.0      1,170.3     1,094.9      6.9        2,451.1     2,332.4       5.1
  Other electric revenues        47.9        39.7       20.7         69.3        52.5     32.0           92.8        72.7      27.6
  Deferred fuel                  (7.3)       (3.7)        -         (10.6)        3.6         -         (17.5)        3.5         -
                               -------    --------                --------    --------                --------    --------
      Total                    $663.8      $597.2       11.2     $1,229.0    $1,151.0      6.8       $2,526.4    $2,408.6       4.9
                               -------    --------                --------    --------                --------    --------

Kilowatt-hour sales billed:
  Residential                 3,859.7     3,363.7       14.7      7,415.5     6,660.0     11.3       15,835.3    14,680.8       7.9
  Commercial                  2,497.7     2,269.0       10.1      4,528.6     4,263.4      6.2        9,522.5     9,007.2       5.7
  Industrial                  1,120.2     1,074.1        4.3      2,103.1     2,124.0     (1.0)       4,166.9     4,247.0      (1.9)
  Other retail sales            608.0       569.8        6.7      1,137.9     1,087.2      4.7        2,376.1     2,279.9       4.2
                              --------    --------                --------    --------                --------    --------
                              8,085.6     7,276.6       11.1     15,185.1    14,134.6      7.4       31,900.8    30,214.9       5.6
  Sales for resale              733.8       307.1      138.9      1,389.0       839.0     65.6        2,989.6     2,265.0      32.0
                              --------    --------               ---------   ---------               ---------   ---------
      Total electric sales    8,819.4     7,583.7       16.3     16,574.1    14,973.6     10.7       34,890.4    32,479.9       7.4
                              --------    --------               ---------   ---------               ---------   ---------

System Requirements (KWH)       9,947       8,535         16.5     17,790      16,055       10.8       36,340      33,963       7.0

KWH Sales (Billed & Unbilled):
    Retail                      8,767       7,738         13.3     15,865      14,526        9.2       32,205      30,336       6.2
    Wholesale                   1,031         459        124.6      1,682         896       87.7        3,217       2,181       7.5

Billing Degree Days:
    Cooling                       819         470         74.3        843         495       70.3        3,782       3,358      12.6
    Heating                        70          12        483.3        532         309       72.2          666         407      63.6

Note:
Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs.
Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail and wholesale KWH sales includes both billed and unbilled sales. From 1995 through 1997, Florida Power, as ordered by state regulators, conducted a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances did not impact earnings with respect to residential revenues.


                                                                                Florida Progress Corporation               Page 9
                                                                  Selected Financial Information (Unaudited)
                                                                           (In millions, except per share amounts)


                                              Three Months     Three Months   Three Months    Three Months   Twelve Months
                                                  Ended            Ended          Ended           Ended          Ended
                                              March 31, 1997   June 30, 1997  Sept. 30, 1997  Dec. 31, 1997  Dec. 31, 1997

1997 as amended:

   Florida Power:
        Net income                             $   41.2       $    0.9        $    76.0       $   16.3     $   134.4
        Earnings per share                          0.42           0.01             0.78           0.17          1.38

   Florida Progress:
        Net income (loss)                          42.0            6.3             81.6          (75.6)         54.3
        Earnings (loss) per share                   0.43           0.07             0.84          (0.78)         0.56



1997 as originally reported:

   Florida Power:
        Net income (loss)                          41.2          (43.6)            96.4           40.4         134.4
        Earnings (loss) per share                   0.42          (0.45)            0.99           0.42          1.38

   Florida Progress:
        Net income (loss)                          42.0          (38.2)           102.0          (51.5)         54.3
        Earnings (loss) per share                   0.43          (0.39)            1.05          (0.53)         0.56
